Exhibit 12
Statement Re Computation of Fixed Charge Ratio



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                                                      Period from
                                                     June 24, 1999
                                                      (inception)                                Three Months
                                                        Through          Year ended                  Ended
                                                      December 31,      December 31,               March 31,
                                                         1999              2000                 2000         2001

Total income                                           106,547            250,956             55,585       64,795
                                                   ===============================================================

Fixed Charges
              Interest expense                          71,776            172,764             38,910       42,122
              Service fee to related party               2,609              6,592              1,506        1,836
              Less other income - interest              (4,250)           (10,530)            (2,532)      (1,517)
              Taxes                                        763              2,063                445          675
                                                   ---------------------------------------------------------------
              Total expenses, net                       70,898            170,889             38,328       43,116
              Less taxes                                  (763)            (2,063)              (445)        (675)
                                                   ---------------------------------------------------------------
              Total fixed charges                       70,135            168,826             37,883       42,441
                                                   ===============================================================
Ratio                                                     1.52               1.49               1.47         1.53

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